Exhibit 10.22

FOURTH AMENDMENT TO LEASE

AMENDMENT TO LEASE dated February 9, 2015 by and between CEDAR BROOK 7 CORPORATE CENTER, L.P., having an office at 4A Cedar Brook Drive, Cranbury, New Jersey 08512 (hereinafter called the “Landlord”); and Oncobiologics, Inc. having an office at 7 Clarke Drive, Cranbury, New Jersey 08512 (hereinafter called the “Tenant”).

WITNESSETH:

WHEREAS, the Tenant entered into a Lease with Landlord dated March 18, 2011 (“Lease”), in connection with office and laboratory space at 7 Clarke Drive, Cranbury, New Jersey, 08512; and

WHEREAS, the parties entered into a First Lease Amendment dated December, 2013; and a Second Amendment to Lease dated July 18, 2014 and a Third Amendment dated January 12, 2015, and

WHEREAS, the parties want to modify the terms of the Lease,

NOW, THEREFORE, the parties hereto covenant and agree as follows:

1.	The Landlord has prepared a construction budget for revisions to Tenant’s existing facility based upon preliminary drawings and a Basis of Design prepared by Johnsrud Architects and Precis Engineering all dated December 12, 2014. This budget is meant to be a guideline to the Tenant and is provided with an accuracy of +/- 30%. Changes in scope may increase or decrease the accuracy of this estimate. A copy of this estimate is attached hereto as Attachment A. Tenant acknowledges that this budget is acceptable and that it shall be responsible to make payments according to the following schedule:

•	Invoices shall be presented to Tenant every two weeks due to the expedited nature of the project.

•	All payments shall be made no later than fifteen (15) calendar days after presentation of invoice.

•	In the event that a payment is not made by the fifteenth day after presentation, Landlord shall have the right to cease work on the project until such payment is made.

•	Final payment shall be made upon issuance of CO/TCO/CA.

•	A default in the terms of this Amendment will be considered a default under the Lease Agreement.

2.	Except as set forth above, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

3.	This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals or caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereunder affixed the day and year first above written.

CEDAR BROOK 7 CORPORATE CENTER, L.P.

By:	/s/ Joseph Stern

ONCOBIOLOGICS, INC.

By:	/s/ Donald Griffith	, CFO